UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2008

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 26, 2008, China Solar & Clean Energy Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “8-K”) describing a Securities Purchase Agreement entered into by the Company on February 25, 2008 with a number of institutional investors (the “Investors”) providing for the sale to the Investors of up to an aggregate of approximately 4.7 million shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of up to approximately $11.3 million (or $2.40 per Share).

The financing closed on February 29, 2008; all of the Shares were sold.

For a description of the transaction reference is made to the 8-K filed on February 26, 2008.

Item 3.02     Unregistered Sales of Equity Securities

Reference is made to Item 1.01 in the 8-K filed on February 26, 2008 for information relating to the issuance of securities pursuant to the Securities Purchase Agreement. The securities were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act pursuant to the terms of Section 4(2) of that Act.

Item 3.03     Material Modification to Rights of Security Holders

Reference is made to Item 1.01 in the 8-K filed on February 26, 2007.

Item 7.01     Regulation FD Disclosure

On March 3, 2007, the Company issued a press release announcing the closing of the Securities Purchase Agreement, as described in Item 1.01 above. The text of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Description of Exhibit

10.1.	Securities Purchase Agreement dated as of February 25, 2008 by and among the Company and the investors named therein.
10.2	Registration Rights Agreement dated as of February 25, 2008 by and among the Company and the investors named therein
10.3	Make Good Escrow Agreement dated as of February 25, 2008 by and between the Company, the investors named therein, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent
10.4	Escrow Agreement dated as of February 25, 2008 by and between the Company, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent
10.5	Waiver and Consent dated as of February 25, 2008
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Solar & Clean Energy Solutions, Inc. (Registrant)

Date: February 29, 2008	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer